UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2012

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 22, 2012, the Compensation and Human Resources Committee ("C&HR Committee") of the Board of Directors of the Federal Home Loan Bank of New York ("Bank") adopted the Bank’s 2012 Incentive Compensation Plan (the "2012 Plan"). A copy of the 2012 Plan will be sent to the Bank’s safety and soundness regulator, the Federal Housing Finance Agency ("FHFA"), for its review. The 2012 Plan is subject to revision as a result of any feedback that may be received from the FHFA in the future. Until such time as it receives feedback from the FHFA, the Bank will operate as if the 2012 Plan is in effect as currently structured.

Overview of the 2012 Plan

The objective of the Bank’s 2012 Plan is to motivate employees to take actions that support the Bank’s strategies and lead to the attainment of the Bank’s business plan and fulfillment of its mission. The 2012 Plan is also intended to help retain employees by affording them the opportunity to share in the Bank's performance results. The 2012 Plan seeks to accomplish these objectives by linking annual cash pay-out award opportunities to Bank performance and to individual performance. All salaried exempt employees are eligible to participate in the 2012 Plan. Awards under the 2012 Plan, if any, will be calculated based upon performance during 2012 and will generally be paid to participants on or before March 14, 2013, subject to regulatory approval and the deferral feature for Management Committee participants discussed below.

Deferral Component For Management Committee Members

The 2012 Plan provides that 50% of the actual amount of the incentive award (if any) under the 2012 Plan communicated to Management Committee participants (which includes the named executive officers) will be deferred (the "Deferred Incentive Award"), subject to certain additional conditions specified in the 2012 Plan, such that 33 1/3% of the Deferred Incentive Award will ordinarily be paid within the first two and a half weeks of March 2014, 2015 and 2016, respectively. An employee who terminates employment with the Bank other than for "good reason" or who is terminated by the Bank for "cause" (each as defined in the 2012 Plan ) will forfeit any portion of the Deferred Incentive Award that has not yet been paid upon such termination. In addition, the Deferred Incentive Award will be paid in full in connection with a "change in control" (as defined in the 2012 Plan).

Clawback

Any incentives paid to participants at the Vice President level and above, including the named executive officers, that are found to be based on the achievement of financial or operational goals that subsequently are deemed by the Bank to have been inaccurate, misstated or misleading shall be recoverable from the participant by the Bank.

Measurements Used by the 2012 Plan

The 2012 Plan incorporates two sets of goals: (a) Bankwide performance goals, and (b) individual performance goals.

The three Bankwide performance goals are: "Business Effectiveness"; "Growth Effectiveness"; and "Community Investment Effectiveness".

The Business Effectiveness goal has two components -- return and risk. Return will be measured by the Dividend Capacity results, which is essentially economic net income. Risk will be measured by calculating two metrics: (i) the level of economic market, credit and operating risk exposures within the Bank’s balance sheet, and (ii) the ratio of market value of equity to capital stock.

The Bank’s Growth Effectiveness goal will be measured by the number of new members, new borrowers, advances balances, and advances market share during 2012 that are intended to position the Bank for future growth and mission fulfillment.

Finally, the Bank’s Community Investment Effectiveness goal will be measured by the Bank’s achievements in various housing and community development activities.

The aforementioned Bankwide performance goals specify performance levels required to receive incentive award amounts. ‘Threshold’ performance level(s) are the minimum performance that results in the lowest compensation award. Target performance goal(s) reflect achievement of the Bank’s budgeted performance. ‘Maximum’ performance level(s) represent a "reach" for the Bank. There will be no payout to participants for Bankwide goals if results on all Bankwide goals fall below the threshold level.

Separately, the individual performance goals utilize individual, department and group performance measures where appropriate and applicable. 2012 Plan awards will only be paid to participants who have attained at least a specified threshold rating on their individual performance evaluations and who do not have any unresolved disciplinary matters. Participants may receive a 2012 Plan award payment even if Bankwide goal results are such that no payments are awarded for the Bankwide portion of the Incentive Plan.

Determining Incentive Compensation Award Payout Opportunities Under the 2012 Plan

Under the 2012 Plan, eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for the 2012 Plan year. With respect to the Bank’s President (who is also a Management Committee member and the Bank’s principal executive officer), the incentive compensation award opportunity for 2012 is as follows:

20% of Base Salary (Threshold)
40% of Base Salary (Target)
80% of Base Salary (Maximum)

With respect to the rest of the Management Committee members, the incentive compensation award opportunity for 2012 is as follows:

15% of Base Salary (Threshold)
30% of Base Salary (Target)
60% of Base Salary (Maximum)

Weighting of Bankwide Goals and Individual Goals Under the 2012 Plan

The Bank believes that employees at higher ranks have a greater degree of impact on the achievement of Bankwide goals than employees at lower ranks. Therefore, employees at higher ranks have a greater weighting placed on the Bankwide performance component of their incentive award opportunities as opposed to the individual performance component. For the Bank’s President and the other Management Committee members, the overall incentive compensation opportunity in the 2012 Plan is weighted 90% on Bankwide performance goals and 10% on individual performance goals.

The 2012 Plan will generally be administered by the President, subject to any requirements for review and approval by the C&HR Committee that the C&HR Committee may establish. The results of the Bankwide goals and the resulting awards, if any, will be reviewed and approved by the C&HR Committee before disbursement. In all areas not specifically reserved by the C&HR Committee for its review and approval, the decisions of the President or his designee concerning the 2012 Plan shall be binding on the Bank and on all Participants. Award determinations for the President shall be handled by the C&HR Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

March 28, 2012	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer